                                                                 EXHIBIT 23(b)
                                          August 18, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

RE:  Air Products and Chemicals, Inc.
     Registration Statement on Form S-3
     for $300,000,000 Principal Amount of Medium-Term Notes, Series G

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 of Air Products and Chemicals, Inc. (the "Company"), filed pursuant to the Securities Act of 1933 on August 18, 1997 (the "Registration Statement"), in connection with the proposed issuance and sale by the Company of up to $300,000,000 aggregate principal amount of its Debt Securities and the prospectus included in the Registration Statement that refers to us under the caption "Legal Opinions."

     The undersigned hereby consent to the reference to us in such prospectus under the caption "Legal Opinions."

                                          Very truly yours,

                                          /s/ JAMES H. AGGER
                                          --------------------------------------
                                          James H. Agger
                                          Senior Vice President, General Counsel
                                          and Secretary

                                          /s/ ROBERT F. GERKENS
                                          --------------------------------------
                                          Robert F. Gerkens
                                          Assistant General Counsel

                                          /s/ KENNETH R. PETRINI
                                          --------------------------------------
                                          Kenneth R. Petrini
                                          Vice President -- Taxes